Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inari Medical, Inc.

Irvine, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2020, except for Note 18, which is as of May 18, 2020, relating to the financial statements of Inari Medical, Inc. which is contained in the Registration Statement on Form S-1 (No. 333-236568) filed on May 21, 2020.

/s/ BDO USA, LLP

Costa Mesa, California

May 27, 2020